Exhibit 10.11

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

April 6, 2020

Ms. Jennifer Ernst, CEO

Tivic Health

750 Menlo Avenue, Suite 200

Meno Park, CA 94025

Dear Ms. Ernst,

Future Electronics is pleased to enter into a strategic partnership with Tivic Health granting Tivic Health with Preferred Program status. This program is designed to provide Tivic Health with the highest level of service in the industry. Future Electronics will provide Tivic Health with extended payment terms of net [*****] days from date of invoice, for a period of one year commencing on the date of your signature of this letter agreement. In exchange for becoming a Preferred member of Future Electronics, Tivic Health commits to an estimated minimum of $[*****] in purchases from Future Electronics over the twelve-month period of this agreement.

The resource commitment required to ensure this program’s success is significant. Future Electronics will make Tivic Health a priority internally with every Future Electronics Executive educated on the importance of exceeding the $[*****] commitment. Please refer to Attachment A “Statement of Work” for a summary of the work initiatives and commitments both Companies must make to ensure our mutual success.

Future Electronics will endeavor to keep a minimum of [*****] stock (as estimated from Tivic’s Forecast, which may be revised [*****]) on hand for released orders. In addition, Future Electronics will provide timely and accurate quotations, specialized supply chain consulting, technical expertise on lighting and other applications and dedicated customer service and program management personnel.

In order to achieve the agreed upon level of purchases, Tivic Health is committing to provide Future Electronics [*****]. Future Electronics will provide quotes in a timely manner to Tivic Health and in return Tivic Health fully agrees to [*****].

Future Electronics will set up BIM on all mutually agreed lines with Tivic Health to ensure that Future Electronics provides the highest level of service to Tivic Health.

Tivic Health agrees to work closely with the Future Electronics Engineering team providing them with access to the Tivic Health engineering team where appropriate.

Monitoring and measuring the results will be a key element to the success of this program.  To achieve our objectives of this agreement, we request [*****] meetings to review sales results, to ensure our mutual obligations of this agreement will be fully aligned and met. Further we request a full sales review [*****] from the date of your signature of this letter agreement to ensure you are run rating to your purchase commitment.

An important element of the extended payment terms is the timely communication of discrepancies. Tivic Health commits to notify Future Electronics of any invoice discrepancies within [*****] of the receipt of invoice. If no discrepancy notice is received by Future Electronics within the [*****] timeframe, Future Electronics expects Tivic Health to remit the invoice in full by the due date.

In the event that Future Electronics determines, in our sole discretion, that Tivic Health is not run rating to your purchase commitment after [*****], as described above, or that you are not otherwise performing your obligations described herein, Future Electronics may terminate this letter agreement at any time upon [*****] prior written notice to you. In such event, we shall reassess your payment terms for all amounts outstanding and going forward from the date of termination.

Except as otherwise provided herein, all purchases will be subject to Future Electronics’ standard Terms and Conditions of Sale (available at www.futureelectronics.com), to the exclusion of any conflicting or inconsistent terms and conditions, express or implied.

Unless terminated earlier in accordance with the terms described herein, your Preferred Program membership and this letter agreement will be subject to review every [*****].

Consistent with our mutual goal of achieving the incremental level of growth, we will send you a monthly performance report to measure our progress. On behalf of Future Electronics and [*****], we value your business and it is our goal to play a larger role in your success.

Sincerely,	Acknowledged and Agreed:

/s/ Stephen Greenberg	Signature:	/s/ Jennifer Ernst
Stephen Greenberg	Name:	Jennifer Ernst
Director - Customer Programs
	Date:	4/6/2020

Encl:       Attachment A

Statement of Work

cc:           [*****]

Attachment A

Statement of Work

This attachment reviews the cooperative steps Future Electronics and Tivic Health will take in order to ensure the successful implementation of our agreement:

1.	We will visit your site(s) with an assigned dedicated team comprised of our senior Sales, Marketing, Asset and Engineering staff to work cooperatively with your team.

2.	Identify specific personnel from your company with the required knowledge base and decision-making power to work effectively with our team.

3.	The visit will be scheduled no later than [*****] days after the agreement is signed.

The objectives of our meetings on site(s) will be the following:

1.	Conduct an analysis of your forecasted spend to identify devices with updated demand where Future Electronics can meet your last price paid or provide guidance on pricing and sources which benefit you where Future cannot currently participate in the business.

2.	Determine cut over dates of the converting parts to Future Electronics to ensure our on time delivery commitments.

3.	Analyze our current engineering engagement to ensure we have full access to your engineering decision makers or to your end customers.

4.	Examine the supply chain process to ensure the smooth transition of business.

We look forward to working very closely with you to ensure our mutual success.

/s/ Jennifer Ernst
Ms. Jennifer Ernst, CEO
Tivic Health